PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1)        Read the Combined Proxy Statement/Prospectus and have the proxy card below at hand.

2)         Go to website www.proxyvote.com

3)         Follow the instructions provided on the website.

To vote by Telephone

1)        Read the Combined Proxy Statement/Prospectus and have the proxy card below at hand.

2)         Call 1-800-690-6903

3)         Follow the instructions.

To vote by Mail

1)         Read the Combined Proxy Statement/Prospectus.

2)         Check the appropriate boxes on the proxy card below.

3)         Sign and date the proxy card.

4)         Return the proxy card in the envelope provided.

If you vote on the Internet or by telephone, you need not return this proxy card. This proxy will be voted as instructed on the matters set forth below. It is understood that if no choice is specifi ed, this proxy will be voted “FOR” such matters.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76722-S21143                       KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS OF HARTFORD SERIES FUND, INC. RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING PROPOSAL:				For	Against	Abstain

1.

To approve an Agreement and Plan of Reorganization (the “Reorganization Plan”) providing for the acquisition of all of the assets and liabilities of Hartford Index HLS Fund (the “Index Fund”) by HIMCO VIT Index Fund (the “New Index Fund”), a series of HIMCO Variable Insurance Trust, solely in exchange for shares of the New Index Fund, followed by the distribution on a pro rata basis of the New Index Fund’s shares to current shareholders of the Index Fund and the complete liquidation of the Index Fund; and

2.		To transact such other business as may properly come before the Meeting, or any adjournment(s) or postponement(s) thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting. If you wish to vote in accordance with the recommendation of the Board of Directors, simply sign and date this proxy card and return it in the envelope provided.

IF YOU SIGN AND RETURN THIS PROXY CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED “FOR” THE PROPOSAL.

NOTE: Please sign exactly as your name appears above and date. If joint owners, each holder should sign this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Combined Proxy Statement/Prospectus is available at www.proxyvote.com.

PLEASE VOTE YOUR PROXY CARD TODAY!

M76723-S21143

HARTFORD INDEX HLS FUND

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS – SEPTEMBER 15, 2014

The undersigned hereby appoints Edward P. Macdonald, Joseph G. Melcher, or either of them (with full power to act in the absence of the other, each with full power of substitution), as his/her attorneys and proxies to vote and act with respect to all shares of the above referenced fund (the “Fund”), held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m. Eastern Time, on September 15, 2014, at the offices of Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087, and at any adjournments or postponements thereof (the “Meeting”), and instructs each of them to vote as indicated on the matter referred to in the proxy statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting. If you simply sign this proxy and don’t vote on the Proposal, the shares will automatically be voted as the Board of Directors recommends.

By executing this proxy, the undersigned revokes all previous proxies with respect to the Meeting and acknowledges receipt of the Combined Proxy Statement/Prospectus. This proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Fund or by executing a superseding proxy

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE